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                                                                       23(a)

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated February 28, 1997, with respect to the consolidated financial statements of Indiana Federal Corporation for the year ended December 31, 1996 included in the Current Report on Form 8K/A of Pinnacle Financial Services, Inc.

                                       /s/ Ernst & Young LLP


Chicago, Illinois
January 8, 1998